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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

           ----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 14, 2000
                               (August 13, 2000)

                               Chiron Corporation
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             (Exact name of registrant as specified in its charter)

Delaware                            0-12798                  94-2754624
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(State or other                  (Commission                (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)

                          4560 Horton Street, Emeryville, CA               94608
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                       (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code (510) 655-8730
                                                          --------------
                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     On August 14, 2000, Chiron Corporation ("Chiron") and PathoGenesis Corporation, a Delaware corporation ("PathoGenesis"), issued a joint press release announcing that Chiron, PathoGenesis and Picard Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Chiron ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 13, 2000, under which Chiron has agreed, subject to customary conditions, to make a tender offer (the "Offer") to purchase any or all of the outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), of PathoGenesis at a purchase price equal to $38.50 per share in cash. The Merger Agreement provides for the Offer to be followed by a subsequent merger (the "Merger") of Merger Sub with and into PathoGenesis, after which PathoGenesis will be a wholly owned subsidiary of Chiron. Chiron issued a separate press release on August 14, 2000 announcing the Merger Agreement. Both the press releases issued August 14, 2000 appear as exhibits to this report.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     EXHIBIT NUMBER

          99.1 Joint Press Release by Chiron Corporation and PathoGenesis Corporation dated August 14, 2000 referred to in Item 5 above.

          99.2 Press Release by Chiron Corporation dated August 14, 2000 referred to in Item 5 above.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CHIRON CORPORATION

Date:     August 14, 2000                         By: /s/ William G. Green
                                                 ------------------------
                                                 William G. Green
                                                 Senior Vice President,
                                                 General Counsel and
                                                 Secretary


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